October 2019

Preliminary Terms No. 2,639
Registration Statement Nos. 333-221595; 333-221595-01
Dated October 1, 2019
Filed pursuant to Rule 433

Morgan Stanley Finance LLC

STRUCTURED INVESTMENTS

Opportunities in Commodities

Buffered PLUS Based on the Value of the Worst Performing of the SPDR® Gold Trust and the iShares® Silver Trust due November 4, 2021

Buffered Performance Leveraged Upside SecuritiesSM

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The Buffered PLUS are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The Buffered PLUS will pay no interest, provide a minimum payment at maturity of only 10% of the stated principal amount and have the terms described in the accompanying prospectus supplement for PLUS and prospectus, as supplemented or modified by this document. The payment at maturity on the Buffered PLUS will be based on the value of the worst performing of the SPDR® Gold Trust and the iShares® Silver Trust which we refer to as the underlying commodity shares. At maturity, if the final share price of each of the underlying commodity shares is greater than its respective initial share price, investors will receive the stated principal amount of their investment plus leveraged upside performance of the worst performing underlying commodity shares. If the final share price of either of the underlying commodity shares is less than or equal to its respective initial share price but the final share price of each of the underlying commodity shares is greater than or equal to 90% of its respective initial share price, meaning that neither of the underlying commodity shares has decreased from its initial share price by an amount greater than the buffer amount of 10%, investors will receive the stated principal amount of their investment. However, if the final share price of either of the underlying commodity shares is less than 90% of its respective initial share price, meaning that either of the underlying commodity shares has decreased from its respective initial share price by an amount greater than the buffer amount of 10%, investors will lose 1% for every 1% decline in the worst performing underlying commodity shares beyond the specified buffer amount, subject to the minimum payment at maturity of 10% of the stated principal amount. Investors may lose up to 90% of the stated principal amount of the Buffered PLUS. Because the payment at maturity of the Buffered PLUS is based on the worst performing of the underlying commodity shares, a decline in either of the underlying commodity shares beyond the buffer amount will result in a loss, and potentially a significant loss, of your investment even if the other underlying commodity shares have appreciated or have not declined as much. The Buffered PLUS are for investors who seek a commodity-based return and who are willing to risk their principal, risk exposure to the worst performing of two underlying commodity shares and forgo current income in exchange for the leverage and buffer features that in each case apply to a limited range of performance of the worst performing underlying commodity shares. The Buffered PLUS are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These Buffered PLUS are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

SUMMARY TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Maturity date:	November 4, 2021
Underlying commodity shares:	Shares of the SPDR® Gold Trust (the “GLD Shares”) and iShares® Silver Trust (the “SLV Shares”)
Aggregate principal amount:	$
Payment at maturity:	If the final share price of each of the underlying commodity shares is greater than its respective initial share price,
$1,000 + ($1,000 × leverage factor × share percent change of the worst performing underlying commodity shares)
If the final share price of either of the underlying commodity shares is less than or equal to its respective initial share price but the final share price of each of the underlying commodity shares is greater than or equal to 90% of its respective initial share price, meaning that neither of the underlying commodity shares has decreased from its initial share price by an amount greater than the buffer amount of 10%,
$1,000
If the final share price of either of the underlying commodity shares is less than 90% of its initial share price, meaning that either of the underlying commodity shares has decreased from its respective initial share price by an amount greater than the buffer amount of 10%,
($1,000 × share performance factor of the worst performing underlying commodity shares) + $100
Under these circumstances, the payment at maturity will be less than the stated principal amount of $1,000. However, under no circumstances will the Buffered PLUS pay less than $100 per Buffered PLUS at maturity
Share percent change:	With respect to each of the underlying commodity shares, (final share price – initial share price) / initial share price
Worst performing underlying commodity shares:	The underlying commodity shares with the lesser share percent change
Share performance factor:	With respect to each of the underlying commodity shares, final share price / initial share price
Initial share price:

With respect to the GLD Shares, $         , which is the closing price of such underlying commodity shares on the pricing date

With respect to the SLV Shares, $         , which is the closing price of such underlying commodity shares on the pricing date

Final share price:	With respect to each of the underlying commodity shares, the closing price of such underlying commodity shares on the valuation date times the adjustment factor of such underlying commodity shares on such date
Adjustment factor:	With respect to each of the underlying commodity shares, 1.0, subject to adjustment in the event of certain events affecting such underlying commodity shares
Valuation date:	November 1, 2021, subject to postponement for non-trading days and certain market disruption events
Leverage factor:	125% to 140%. The actual leverage factor will be determined on the pricing date.
Minimum payment at maturity:	$100 per Buffered PLUS (10% of the stated principal amount)
Buffer amount:	10%
Stated principal amount:	$1,000 per Buffered PLUS
Issue price:	$1,000 per Buffered PLUS
Pricing date:	October 31, 2019
Original issue date:	November 5, 2019 (3 business days after the pricing date)
CUSIP / ISIN:	61769HYX7 / US61769HYX78
Listing:	The Buffered PLUS will not be listed on any securities exchange.
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), a wholly owned subsidiary of Morgan Stanley and an affiliate of MSFL. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	Approximately $976.90 per Buffered PLUS, or within $15.00 of that estimate. See “Investment Summary” on page 2.
Commissions and issue price:	Price to public(1)	Agent’s commissions and fees(2)	Proceeds to us(3)
Per Buffered PLUS	$1,000	$	$
Total	$	$	$
(1)	The Buffered PLUS will be sold only to investors purchasing the Buffered PLUS in fee-based advisory accounts.

(2)	MS & Co. expects to sell all of the Buffered PLUS that it purchases from us to an unaffiliated dealer at a price of $ per Buffered PLUS, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per Buffered PLUS. MS & Co. will not receive a sales commission with respect to the Buffered PLUS. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus supplement for PLUS.

(3)	See “Use of proceeds and hedging” on page 24.

The Buffered PLUS involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 7.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Buffered PLUS are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Terms of the Buffered PLUS” and “Additional Information About the Buffered PLUS” at the end of this document.

References to “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Prospectus Supplement for PLUS dated November 16, 2017        Prospectus dated November 16, 2017

Morgan Stanley Finance LLC

Buffered PLUS Based on the Value of Worst Performing of the SPDR® Gold Trust and the iShares® Silver Trust due November 4, 2021

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Investment Summary

Buffered Performance Leveraged Upside Securities

Principal at Risk Securities

The Buffered PLUS Based on the Value of the Worst Performing of the SPDR® Gold Trust and the iShares® Silver Trust due November 4, 2021 (the “Buffered PLUS”) can be used:

▪	To gain exposure to the worst performing of two commodity-based underlyings

▪	To potentially outperform the worst performing of the SPDR® Gold Trust and the iShares® Silver Trust by taking advantage of the leverage factor

▪	To obtain a buffer against a specified level of negative performance in the worst performing underlying commodity shares

If the final share price of either of the underlying commodity shares is less than 90% of its respective initial share price, investors will be negatively exposed to the decline in the worst performing underlying commodity shares beyond the buffer amount and will lose some or a substantial portion of their investment.

Maturity:	Approximately 2 years
Leverage factor:	125% to 140%. The actual leverage factor will be determined on the pricing date.
Minimum payment at maturity:	$100 per Buffered PLUS (10% of the stated principal amount). Investors may lose up to 90% of the stated principal amount of the Buffered PLUS.
Buffer amount:	10%, with 1-to-1 downside exposure to the worst performing underlying commodity shares below the buffer
Coupon:	None
Listing:	The Buffered PLUS will not be listed on any securities exchange

The original issue price of each Buffered PLUS is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the Buffered PLUS, which are borne by you, and, consequently, the estimated value of the Buffered PLUS on the pricing date will be less than $1,000. We estimate that the value of each Buffered PLUS on the pricing date will be approximately $976.90, or within $15.00 of that estimate. Our estimate of the value of the Buffered PLUS as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the Buffered PLUS on the pricing date, we take into account that the Buffered PLUS comprise both a debt component and a performance-based component linked to the underlying commodity shares. The estimated value of the Buffered PLUS is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying commodity shares, instruments based on the underlying commodity shares, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the Buffered PLUS?

In determining the economic terms of the Buffered PLUS, including the leverage factor, the buffer amount and the minimum payment at maturity, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the Buffered PLUS would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the Buffered PLUS?

The price at which MS & Co. purchases the Buffered PLUS in the secondary market, absent changes in market conditions, including those related to the underlying commodity shares, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the Buffered PLUS are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the Buffered PLUS in the secondary market, absent changes in market conditions, including those related to the underlying commodity shares, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the Buffered PLUS, and, if it once chooses to make a market, may cease doing so at any time.

October 2019	Page 2

Morgan Stanley Finance LLC

Buffered PLUS Based on the Value of Worst Performing of the SPDR® Gold Trust and the iShares® Silver Trust due November 4, 2021

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Key Investment Rationale

The Buffered PLUS offer leveraged exposure to the worst performing of the SPDR® Gold Trust and the iShares® Silver Trust to the extent that the final share price of each of the underlying commodity shares is greater than its respective initial share price. At maturity, if the final share price of each of the underlying commodity shares is greater than its respective initial share price, investors will receive the stated principal amount of their investment plus leveraged upside performance of the worst performing underlying commodity shares. If the final share price of either of the underlying commodity shares is less than or equal to its respective initial share price but the final share price of each of the underlying commodity shares is greater than or equal to 90% of its respective initial share price, investors will receive the stated principal amount of their investment. However, if the final share price of either of the underlying commodity shares is less than its 90% of its respective initial share price, investors will lose 1% of the stated principal amount for every 1% of decline in the worst performing underlying commodity shares beyond the specified buffer amount, subject to the minimum payment at maturity. Investors may lose up to 90% of the stated principal amount of the Buffered PLUS. All payments on the Buffered PLUS are subject to our credit risk.

Leveraged Performance

The Buffered PLUS offer investors an opportunity to receive 125% to 140% (to be determined on the pricing date) of the positive return of the worst performing of the underlying commodity shares if both underlying commodity shares have appreciated in value.

Upside Scenario

Both underlying commodity shares increase in value, and, at maturity, the Buffered PLUS redeem for the stated principal amount of $1,000 plus 125% to 140% of the share percent change of the worst performing underlying commodity shares. The actual leverage factor will be determined on the pricing date.

Par Scenario

The final share price of either of the underlying commodity shares is less than or equal to its respective initial share price but the final share price of each of the underlying commodity shares is greater than or equal to 90% of its initial share price.  At maturity, the Buffered PLUS redeem for the stated principal amount of $1,000.

Downside Scenario

The final share price of either of the underlying commodity shares is less than 90% of its respective initial share price.

In this case, the Buffered PLUS redeem for less than the stated principal amount, and this decrease will be by an amount proportionate to the full decline in the value of the worst performing underlying commodity shares over the term of the Buffered PLUS, plus the buffer amount of 10%. Under these circumstances, the payment at maturity will be less than the stated principal amount per Buffered PLUS. For example, if the final share price of the worst performing underlying commodity shares is 50% less than its initial share price, the Buffered PLUS will be redeemed at maturity for a loss of 40% of principal at $600, or 60% of the stated principal amount. The minimum payment at maturity is $100 per Buffered PLUS. You could lose up to 90% of your investment

Because the payment at maturity of the Buffered PLUS is based on the worst performing of the underlying commodity shares, a decline in either of the underlying commodity shares beyond the specified buffer amount will result in a loss, and potentially a significant loss, of your investment, even if the other underlying commodity shares have appreciated or have not declined as much.

October 2019	Page 3

Morgan Stanley Finance LLC

Buffered PLUS Based on the Value of Worst Performing of the SPDR® Gold Trust and the iShares® Silver Trust due November 4, 2021

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to calculate the payment at maturity on the Buffered PLUS. The following examples are for illustrative purposes only. The actual initial share price for each of the underlying commodity shares and the actual leverage factor will be determined on the pricing date. Any payment at maturity on the Buffered PLUS is subject to our credit risk. The below examples are based on the following terms:

Stated principal amount:	$1,000 per Buffered PLUS
Hypothetical leverage factor:	132.50% (the midpoint of the specified range)
Hypothetical initial share price:	With respect to the GLD Shares: $140 With respect to the SLV Shares: $20
Minimum payment at maturity:	$100 per Buffered PLUS (10% of the stated principal amount)
Buffer amount:	10%

EXAMPLE 1: The final share price of each of the underlying commodity shares is greater than its respective initial share price.

Final share price		GLD Shares: $154
SLV Shares: $28
Share percent change		GLD Shares: ($154 – $140) / $140 = 10% SLV Shares: ($28 – $20) / $20 = 40%
Payment at maturity	=	$1,000 + ($1,000 × leverage factor × share percent change of the worst performing underlying commodity shares)
	=	$1,000 + ($1,000 × 132.50% × 10%)
	=	$1,132.50

In example 1, the final share prices of both the GLD Shares and the SLV Shares are greater than their initial share prices. The GLD Shares have appreciated by 10% while the SLV Shares have appreciated by 40%. Therefore, investors receive at maturity the stated principal amount plus 132.50% of the appreciation of the worst performing underlying commodity shares, which are the GLD Shares in this example. Investors receive $1,132.50 per Buffered PLUS at maturity.

EXAMPLE 2: The final share price of one of the underlying commodity shares is greater than its respective initial share price while the final share price of the other underlying commodity shares is less than its respective initial share price but neither of the underlying commodity shares has decreased from its initial share price by an amount greater than the buffer amount of 10%.

Final share price		GLD Shares: $196
		SLV Shares: $19
Share percent change		GLD Shares: ($196 – $140) / $140 = 40% SLV Shares: ($19 – $20) / $20 = -5%
Payment at maturity	=	$1,000

In example 2, the final share price of the GLD Shares is greater than its respective initial share price, while the final share price of the SLV Shares is less than its respective initial share price. While the GLD Shares have appreciated by 40%, the SLV Shares have declined by 5%, but neither of the underlying commodity shares has decreased from its initial share price by an amount greater than the buffer amount of 10%. Therefore, investors receive at maturity the stated principal amount. Investors receive $1,000 per Buffered PLUS at maturity.

EXAMPLE 3: The final share price of one of the underlying commodity shares is greater than its respective initial share price while the final share price of the other underlying commodity shares is less than its 90% of its respective initial share price.

October 2019	Page 4

Morgan Stanley Finance LLC

Buffered PLUS Based on the Value of Worst Performing of the SPDR® Gold Trust and the iShares® Silver Trust due November 4, 2021

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Final share price		GLD Shares: $154
SLV Shares: $10
Share percent change		GLD Shares: ($154 – $140) / $140 = 10% SLV Shares: ($10 – $20) / $20 = -50%
Share performance factor		GLD Shares: $154 / $140 = 110% SLV Shares: $10 / $20 = 50%
Payment at maturity	=	$1,000 × share performance factor of the worst performing underlying commodity shares + $100
	=	$(1,000 × 50%) + $100
	=	$600

In example 3, the final share price of the GLD Shares is greater than its respective initial share price, while the final share price of the SLV Shares is less than 90% of its respective initial share price. While the GLD Shares have appreciated by 10%, the SLV Shares have declined by 50%. Therefore, investors are exposed to the negative performance of the SLV Shares, which are the worst performing underlying commodity shares in this example, beyond the buffer amount of 10%, and receive a payment at maturity of $600 per Buffered PLUS. In this example, investors are exposed to the negative performance of the worst performing underlying commodity shares even though the other underlying commodity shares have appreciated in value by 10%, because the final share price of each of the underlying commodity shares is not greater than or equal to 90% of its respective initial share price.

EXAMPLE 4: The final share price of each of the underlying commodity shares is less than its respective initial share price, but neither of the underlying commodity shares has decreased from its initial share price by an amount greater than the buffer amount of 10%.

Final share price		GLD Shares: $133
		SLV Shares: $18.40
Share percent change		GLD Shares: ($133 – $140) / $140 = -5% SLV Shares: ($18.40 – $20) / $20 = -8%
Payment at maturity	=	$1,000

In example 4, the final share price of each of the underlying commodity shares is less than its respective initial share price, but neither of the underlying commodity shares has decreased from its initial share price by an amount greater than the buffer amount of 10%. The GLD Shares have declined by 5% while the SLV Shares have declined by 8%. Therefore, investors receive at maturity the stated principal amount. Investors receive $1,000 per Buffered PLUS at maturity.

EXAMPLE 5: The final share price of each of the underlying commodity shares is less than 90% of its respective initial share price.

Final share price		GLD Shares: $42
SLV Shares: $8
Share percent change		GLD Shares: ($42 – $140) / $140 = -70% SLV Shares: ($8 – $20) / $20 = -60%
Share performance factor		GLD Shares: $42 / $140 = 30% SLV Shares: $8 / $20 = 40%
Payment at maturity	=	$1,000 × (share performance factor of the worst performing underlying commodity shares) + $100
	=	$(1,000 × 30%) + $100
	=	$400

In example 5, the final share prices of both the GLD Shares and the SLV Shares are less than their respective initial share prices by an amount greater than the buffer amount of 10%. The GLD Shares have declined by 70% while the SLV Shares have declined by 60%. Therefore, investors are exposed to the negative performance of the GLD Shares, which are the worst

October 2019	Page 5

Morgan Stanley Finance LLC

Buffered PLUS Based on the Value of Worst Performing of the SPDR® Gold Trust and the iShares® Silver Trust due November 4, 2021

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

performing underlying commodity shares in this example, beyond the buffer amount of 10%, and receive a payment at maturity of $400 per Buffered PLUS.

Because the payment at maturity of the Buffered PLUS is based on the worst performing of the underlying commodity shares, a decline in either of the underlying commodity shares beyond the buffer amount of 10% will result in a loss, and potentially a significant loss, of your investment, even if the other underlying commodity shares have appreciated or have not declined as much.

October 2019	Page 6

Morgan Stanley Finance LLC

Buffered PLUS Based on the Value of Worst Performing of the SPDR® Gold Trust and the iShares® Silver Trust due November 4, 2021

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the Buffered PLUS. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying prospectus supplement for PLUS and prospectus. We also urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the Buffered PLUS.

▪	The Buffered PLUS do not pay interest and provide a minimum payment at maturity of only 10% of the stated principal amount. The terms of the Buffered PLUS differ from those of ordinary debt securities in that the Buffered PLUS do not pay interest and provide a minimum payment at matuirty of only 10% of the stated principal amount of the Buffered PLUS. If the final share price of either of the underlying commodity shares is less than 90% of its respective initial share price, you will receive for each Buffered PLUS that you hold a payment at maturity that is less than the stated principal amount of each Buffered PLUS by an amount proportionate to the decline in the value of the worst performing underlying commodity shares from its initial share price, plus $100 per Buffered PLUS. Accordingly, investors may lose up to 90% of the stated principal amount of the Buffered PLUS.

▪	You are exposed to the price risk of both underlying commodity shares. Your return on the Buffered PLUS it not linked to a basket consisting of both underlying commodity shares. Rather, it will be based upon the independent performance of each of the underlying commodity shares. Unlike an instrument with a return linked to a basket of underlying assets in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to both underlying commodity shares. Poor performance by either of the underlying commodity shares over the term of the securities will negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying commodity shares. If either of the underlying commodity shares declines to below 90% of its respective share price as of the valuation date, you will lose some or a significant portion of your investment, even if the other underlying commodity shares have appreciated or have not declined as much. Accordingly, your investment is subject to the price risk of both underlying commodity shares.

▪	Because the Buffered PLUS are linked to the performance of the worst performing underlying commodity shares, you are exposed to greater risk of sustaining a loss on your investment than if the Buffered PLUS were linked to just one of the underlying commodity shares. The risk that you will suffer a loss on your investment is greater if you invest in the Buffered PLUS as opposed to substantially similar securities that are linked to the performance of just one of the underlying commodity shares. With two underlying commodity shares, it is more likely that either of the underlying commodity shares will decline to below 90% of its initial share price as of the valuation date than if the Buffered PLUS were linked to only one of the underlying commodity shares. Therefore it is more likely that you will suffer a loss on your investment.

▪	The market price of the Buffered PLUS will be influenced by many unpredictable factors. Several factors will influence the value of the Buffered PLUS in the secondary market and the price at which MS & Co. may be willing to purchase or sell the Buffered PLUS in the secondary market, including the value, volatility and dividend yield of the underlying commodity shares, interest and yield rates, time remaining to maturity, geopolitical conditions and economic, financial, political and regulatory or judicial events and any actual or anticipated changes in our credit ratings or credit spreads. The levels of the underlying commodity shares may be, and have recently been, extremely volatile, and we can give you no assurance that such volatility will lessen. See “SPDR® Gold Trust Overview” and “iShares® Silver Trust Overview” below. You may receive less, and possibly significantly less, than the stated principal amount per Buffered PLUS if you try to sell your Buffered PLUS prior to maturity.

▪	Single commodity prices tend to be more volatile than, and may not correlate with, the prices of commodities generally. The SPDR® Gold Trust and the iShares® Silver Trust are linked exclusively to the prices of gold and silver, respectively, and not to a diverse basket of commodities or a broad-based commodity index. The prices of gold and silver may not correlate with, and may diverge significantly from, the prices of commodities generally. Because the Buffered PLUS are linked to underlying commodity shares each of which reflects the performance of the price of a single commodity, they carry greater risk and may be more volatile than a security linked to the prices of multiple

October 2019	Page 7

Morgan Stanley Finance LLC

Buffered PLUS Based on the Value of Worst Performing of the SPDR® Gold Trust and the iShares® Silver Trust due November 4, 2021

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

commodities or a broad-based commodity index. The prices of gold and silver may be, and have recently been, highly volatile, and we can give you no assurance that such volatility will lessen.

▪	The Buffered PLUS are subject to risks associated with gold. The investment objective of the SPDR® Gold Trust is to reflect the performance of the price of gold bullion, less the SPDR® Gold Trust’s expenses. The price of gold to which the return on the Buffered PLUS is linked is the afternoon London gold price per troy ounce of gold for delivery in London through a member of the LBMA authorized to effect such delivery. The market for gold bullion is global, and gold prices are subject to volatile price movements over short periods of time. Specific factors affecting the price of gold include economic factors, such as, among other things, the structure of and confidence in the global monetary system, expectations of the future rate of inflation, the relative strength of, and confidence in, the U.S. dollar (as the currency in which the price of gold is generally quoted), interest rates and gold borrowing and lending rates, and global or regional economic, financial, political, regulatory, judicial or other events, as well as wars and political and civil upheavals. Gold prices may also be affected by industry factors such as industrial and jewelry demand, lending, sales and purchases of gold by the official sector, including central banks and other governmental agencies and multilateral institutions that hold gold, sales of gold recycled from jewelry, as opposed to newly produced gold, in particular as the result of financial crises, levels of gold production and production costs in major gold-producing nations such as South Africa, the United States and Australia, non-concurrent trading hours of gold markets and short-term changes in supply and demand because of trading activities in the gold markets. It is not possible to predict the aggregate effect of any or all of these factors. The price of gold may be, and has recently been, extremely volatile, and we can give you no assurance that such volatility will lessen.

▪	The Buffered PLUS are subject to risks associated with silver. The iShares® Silver Trust seeks to reflect generally the performance of the price of silver, less the iShares® Silver Trust’s expenses and liabilities. The price of silver is primarily affected by global demand for and supply of silver. Silver prices can fluctuate widely and may be affected by numerous factors. These include general economic trends, technical developments, substitution issues and regulation, as well as specific factors including industrial and jewelry demand, expectations with respect to the rate of inflation, the relative strength of the U.S. dollar (as the currency in which the price of silver is generally quoted) and other currencies, interest rates, central bank sales, forward sales by producers, global or regional political or economic events and production costs and disruptions in major silver-producing countries, such as Mexico, China and Peru. The demand for and supply of silver affect silver prices, but not necessarily in the same manner as supply and demand affect the prices of other commodities. The supply of silver consists of a combination of new mine production and existing stocks of bullion and fabricated silver held by governments, public and private financial institutions, industrial organizations and private individuals. In addition, the price of silver has on occasion been subject to very rapid short-term changes due to speculative activities. From time to time, above-ground inventories of silver may also influence the market. The major end-uses for silver include industrial applications, jewelry and silverware. It is not possible to predict the aggregate effect of any or all of these factors.

▪	There are risks relating to trading of commodities on the London Bullion Market Association. The investment objective of the SPDR® Gold Trust is to reflect the performance of the price of gold bullion, less the SPDR® Gold Trust’s expenses, and the iShares® Silver Trust seeks to reflect generally the performance of the price of silver, less the iShares® Silver Trust’s expenses and liabilities. The prices of gold and silver are determined by the LBMA or an independent service-provider appointed by the LBMA. The LBMA is a self-regulatory association of bullion market participants. Although all market-making members of the LBMA are supervised by the Bank of England and are required to satisfy a capital adequacy test, the LBMA itself is not a regulated entity. If the LBMA should cease operations, or if bullion trading should become subject to a value added tax or other tax or any other form of regulation not currently in place, the role of LBMA gold and silver prices as global benchmarks for the values of gold and silver may be adversely affected. The LBMA is a principals’ market that operates in a manner more closely analogous to an over-the-counter physical commodity market than a regulated futures markets, and certain features of U.S. futures contracts are not present in the context of LBMA trading. For example, there are no daily price limits on the LBMA that would otherwise restrict fluctuations in the prices of LBMA contracts. In a declining market, it is possible that prices would continue to decline without limitation within a trading day or over a period of trading days. The LBMA may alter, discontinue or suspend calculation or dissemination of LBMA gold and silver prices, which could adversely affect the

October 2019	Page 8

Morgan Stanley Finance LLC

Buffered PLUS Based on the Value of Worst Performing of the SPDR® Gold Trust and the iShares® Silver Trust due November 4, 2021

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

value of the Buffered PLUS. The LBMA, or an independent service-provider appointed by the LBMA, will have no obligation to consider your interests in calculating or revising LBMA gold and silver prices.

▪	The Buffered PLUS are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the Buffered PLUS. You are dependent on our ability to pay all amounts due on the Buffered PLUS at maturity and therefore you are subject to our credit risk. If we default on its obligations under the Buffered PLUS, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the Buffered PLUS prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the Buffered PLUS.

▪	As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

▪	The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the underlying commodity shares. MS & Co., as calculation agent, will adjust the adjustment factors for certain events affecting the underlying commodity shares. However, the calculation agent will not make an adjustment for every event that can affect the underlying commodity shares. If an event occurs that does not require the calculation agent to adjust an adjustment factor, the market price of the securities may be materially and adversely affected

▪	The amount payable on the Buffered PLUS is not linked to the values of the underlying commodity shares at any time other than the valuation date. The final share price of each of the underlying commodity shares will be based on the closing price of such underlying commodity shares on the valuation date, subject to postponement for non-trading days and certain market disruption events. Even if both underlying commodity shares appreciate prior to the valuation date but the value of either of the underlying commodity shares drops by the valuation date to less than 90% of its initial share price, the payment at maturity will be significantly less than it would have been had the payment at maturity been linked to the values of the underlying commodity shares prior to such drop. Although the actual values of the underlying commodity shares on the stated maturity date or at other times during the term of the Buffered PLUS may be higher than their respective final share prices, the payment at maturity will be based solely on the closing prices on the valuation date.

▪	Suspensions or disruptions of market trading in commodity and related futures markets could adversely affect the price of the Buffered PLUS. The commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices which may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.” Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. These circumstances could adversely affect the value of the commodities that constitute the underlying commodity shares, and, therefore, the value of the Buffered PLUS.

▪	Investing in the Buffered PLUS is not equivalent to investing in the underlying commodity shares or in the commodities composing the underlying commodity shares. Investing in the Buffered PLUS is not equivalent to

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Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

investing in the underlying commodity shares or in the commodities that constitute the underlying commodity shares. Investors in the Buffered PLUS will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying commodity shares or the commodities that constitute the underlying commodity shares.

▪	The performance and market price of any of the underlying commodity shares, particularly during periods of market volatility, may not correlate with the performance of its underlying commodity or the net asset value per share of such underlying commodity shares. The underlying commodity shares do not fully replicate the performance of their underlying commodities due to the fees and expenses charged by the underlying commodity shares or by restrictions on access to the relevant underlying commodity due to other circumstances. Each of the underlying commodity shares does not generate any income, and as each of the underlying commodity shares regularly sells its underlying commodity to pay for ongoing expenses, the amount of its underlying commodity represented by each share gradually declines over time. Each of the underlying commodity shares sells its underlying commodity to pay expenses on an ongoing basis irrespective of whether the trading price of the shares rises or falls in response to changes in the price of its underlying commodity. The sale by the respective underlying commodity shares of its underlying commodity to pay expenses at a time of relatively low prices for its underlying commodity could adversely affect the value of the Buffered PLUS. Additionally, there is a risk that part or all of the holdings of either of the respective underlying commodity shares in its underlying commodity could be lost, damaged or stolen due to war, terrorism, theft, natural disaster or otherwise. Finally, because each of the underlying commodity shares are traded on an exchange and are subject to market supply and investor demand, the market price of each of the underlying commodity shares may differ from the net asset value per share of such underlying commodity shares.

In particular, during periods of market volatility, or unusual trading activity, the underlying commodities underlying each of the underlying commodity shares may be disrupted or limited, or such underlying commodities may be unavailable in the secondary market.  Under these circumstances, the liquidity of each underlying commodity shares may be adversely affected, market participants may be unable to calculate accurately the net asset value per share of each of the underlying commodity shares, and their ability to create and redeem shares of each of the underlying commodity shares may be disrupted. Under these circumstances, the market price of shares of each of the underlying commodity shares may vary substantially from the net asset value per share of each underlying share or the performance of its underlying commodity.

For all of the foregoing reasons, the performance of each of the underlying commodity shares may not correlate with the performance of its underlying commodity or the net asset value per share of such underlying commodity shares.  Any of these events could materially and adversely affect the prices of each of the underlying commodity shares and, therefore, the value of the Buffered PLUS. Additionally, if market volatility or these events were to occur on the valuation date, the calculation agent would maintain discretion to determine whether such market volatility or events have caused a market disruption event to occur, and such determination would affect the payment at maturity of the Buffered PLUS.  If the calculation agent determines that no market disruption event has taken place, the payment at maturity would be based solely on the published closing price per share of each of the underlying commodity shares on the valuation date, even if any of the underlying commodity shares is underperforming its underlying commodity and/or trading below the net asset value per share of such underlying commodity shares.

▪	The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the Buffered PLUS in the original issue price reduce the economic terms of the Buffered PLUS, cause the estimated value of the Buffered PLUS to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the Buffered PLUS in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

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Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

The inclusion of the costs of issuing, selling, structuring and hedging the Buffered PLUS in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the Buffered PLUS less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the Buffered PLUS are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the Buffered PLUS in the secondary market, absent changes in market conditions, including those related to the underlying commodity shares, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

▪	The estimated value of the Buffered PLUS is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the Buffered PLUS than those generated by others, including other dealers in the market, if they attempted to value the Buffered PLUS. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your Buffered PLUS in the secondary market (if any exists) at any time. The value of your Buffered PLUS at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price of the Buffered PLUS will be influenced by many unpredictable factors” above.

▪	The Buffered PLUS will not be listed on any securities exchange and secondary trading may be limited. The Buffered PLUS will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the Buffered PLUS. MS & Co. may, but is not obligated to, make a market in the Buffered PLUS and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the Buffered PLUS, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the Buffered PLUS. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Buffered PLUS easily. Since other broker-dealers may not participate significantly in the secondary market for the Buffered PLUS, the price at which you may be able to trade your Buffered PLUS is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the Buffered PLUS, it is likely that there would be no secondary market for the Buffered PLUS. Accordingly, you should be willing to hold your Buffered PLUS to maturity.

▪	Hedging and trading activity by our affiliates could potentially adversely affect the value of the Buffered PLUS. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the Buffered PLUS (and possibly to other instruments linked to the underlying commodity shares and the underlying commodities), including trading in the stocks that constitute the underlying commodity shares. As a result, these entities may be unwinding or adjusting hedge positions during the term of the Buffered PLUS, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. Some of our affiliates also trade the underlying commodity shares and other financial instruments related to the underlying commodity shares and the underlying commodities on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially affect the initial share price of either of the underlying commodity shares, and, therefore, could increase the value at or above which such underlying commodity shares must close on the valuation date so that investors do not suffer a loss on their initial investment in the Buffered PLUS (depending also on the performance of the other underlying commodity shares). Additionally, such hedging or trading activities during the term of the Buffered PLUS, including on the valuation date, could adversely affect the value of either of the underlying commodity shares on the valuation date, and, accordingly, the amount of cash an investor will receive at maturity (depending also on the performance of the other underlying commodity shares).

▪	The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the Buffered PLUS. As calculation agent, MS & Co. will determine the initial share

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Principal at Risk Securities

prices and the final share prices, including whether either of the underlying commodity shares have decreased to below 90% of the respective initial share price, whether a market disruption event has occurred and whether to make any adjustments to the adjustment factors, and will calculate the amount of cash you receive at maturity. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events or calculation of the final share price in the event of a market disruption event. These potentially subjective determinations may adversely affect the payout to you at maturity. For further information regarding these types of determinations, see “Description of PLUS—Postponement of Valuation Date(s),” “—Alternate Exchange Calculation in case of an Event of Default” and “—Calculation Agent and Calculations” in the accompanying prospectus supplement. In addition, MS & Co. has determined the estimated value of the Buffered PLUS on the pricing date.

▪	The U.S. federal income tax consequences of an investment in the Buffered PLUS are uncertain. Please read the discussion under “Additional Information—Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying prospectus supplement for PLUS (together, the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the Buffered PLUS. As discussed in the Tax Disclosure Sections, there is a substantial risk that the “constructive ownership” rule could apply, in which case all or a portion of any long-term capital gain recognized by a U.S. Holder could be recharacterized as ordinary income and an interest charge could be imposed. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative treatment, the timing and character of income on the Buffered PLUS might differ significantly from the tax treatment described in the Tax Disclosure Sections. For example, under one possible treatment, the IRS could seek to recharacterize the Buffered PLUS as debt instruments. In that event, U.S. Holders would be required to accrue into income original issue discount on the Buffered PLUS every year at a “comparable yield” determined at the time of issuance and recognize all income and gain in respect of the Buffered PLUS as ordinary income. Additionally, as discussed under “United States Federal Taxation—FATCA” in the accompanying prospectus supplement for PLUS, the withholding rules commonly referred to as “FATCA” would apply to the Buffered PLUS if they were recharacterized as debt instruments. However, recently proposed regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization) eliminate the withholding requirement on payments of gross proceeds of a taxable disposition (other than amounts treated as “FDAP income,” as defined in the accompanying prospectus supplement for PLUS). The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the Buffered PLUS, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features. We do not plan to request a ruling from the IRS regarding the tax treatment of the Buffered PLUS, and the IRS or a court may not agree with the tax treatment described in the Tax Disclosure Sections.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, as discussed in this document. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Buffered PLUS, possibly with retroactive effect. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the Buffered PLUS, including possible alternative treatments, the potential application of the constructive ownership rule, the issues presented by this notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

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Morgan Stanley Finance LLC

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Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

SPDR® Gold Trust Overview

The SPDR® Gold Trust (the “Gold Trust”) is an investment trust sponsored by World Gold Trust Services, LLC and marketed by State Street Global Advisors Funds Distributors, LLC, which seeks to provide investment results that reflect the performance of the price of gold bullion, less the SPDR® Gold Trust’s expenses. The SPDR® Gold Trust holds gold bars. Information provided to or filed with the Securities and Exchange Commission (“the Commission”) by the Trust pursuant to the Securities Act of 1933 can be located by reference to Commission file number 333-233191 through the Commission’s website at www.sec.gov.  In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the SPDR® Gold Trust is accurate or complete.

We have derived all information regarding the SPDR® Gold Trust, including its make-up and method of calculation, from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, the Gold Trust and World Gold Trust Services, LLC (“World Gold”), the sponsor of the Gold Trust. BNY Mellon Asset Servicing, a division of The Bank of New York Mellon, is the trustee of the Gold Trust, and HSBC Bank plc is the custodian of the Gold Trust. The Gold Trust is an investment trust. Shares of the Gold Trust trade under the ticker symbol “GLD” on the NYSE Arca, Inc.

The investment objective of the Gold Trust is to reflect the performance of the price of gold bullion, less the Gold Trust’s expenses. The Gold Trust holds gold bars. The Gold Trust issues shares in exchange for deposits of gold and distributes gold in connection with the redemption of shares. The shares of the Gold Trust are intended to offer investors an opportunity to participate in the gold market through an investment in securities. The ownership of the shares of the Gold Trust is intended to overcome certain barriers to entry in the gold market, such as the logistics of buying, storing and insuring gold.

The shares of the Gold Trust represent units of fractional undivided beneficial interest in and ownership of the Gold Trust, the primary asset of which is allocated (or secured) gold. The Gold Trust is not managed like a corporation or an active investment vehicle. The gold held by the Gold Trust will be sold only: (1) on an as-needed basis to pay the Gold Trust’s expenses, (2) in the event the Gold Trust terminates and liquidates its assets or (3) as otherwise required by law or regulation. Effective July 17, 2015, the Gold Trust’s only recurring fixed expense is World Gold’s fee, which accrues daily at an annual rate equal to 0.40% of the daily net asset value of the Gold Trust, in exchange for World Gold assuming the responsibility to pay all ordinary fees and expenses of the Gold Trust.

Information as of market close on September 30, 2019:

Bloomberg Ticker Symbol:	GLD UP
Current Share Price:	$138.87
52 Weeks Ago:	$112.57
52 Week High (on 9/4/2019):	$146.66
52 Week Low (on 10/8/2018):	$112.54

The following table sets forth the published high and low closing prices, as well as the end-of-quarter closing prices, of the GLD Shares for each quarter from January 1, 2014 through September 30, 2019. The closing price of the GLD Shares on September 30, 2019 was $138.87. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The GLD Shares have at times experienced periods of high volatility, and you should not take the historical values of the GLD Shares as an indication of future performance.

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Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

SPDR® Gold Trust (CUSIP 78463V107)	High ($)	Low ($)	Period End ($)
2014
First Quarter	133.10	118.00	123.61
Second Quarter	128.04	119.70	128.04
Third Quarter	128.78	116.21	116.21
Fourth Quarter	120.02	109.79	113.58
2015
First Quarter	125.23	110.21	113.66
Second Quarter	117.53	112.24	112.37
Third Quarter	112.06	103.93	106.86
Fourth Quarter	113.81	100.50	101.46
2016
First Quarter	121.50	102.89	117.60
Second Quarter	126.68	115.63	126.52
Third Quarter	130.52	124.78	125.64
Fourth Quarter	125.32	107.34	109.61
2017
First Quarter	119.70	110.47	118.72
Second Quarter	123.10	116.04	118.02
Third Quarter	128.13	115.28	121.58
Fourth Quarter	123.82	118.01	123.65
2018
First Quarter	128.83	124.31	125.79
Second Quarter	128.11	118.22	118.65
Third Quarter	119.15	111.10	112.76
Fourth Quarter	121.25	112.54	121.25
2019
First Quarter	126.70	121.02	122.01
Second Quarter	134.20	119.94	133.20
Third Quarter (through September 30, 2019)	146.66	130.62	138.87

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Morgan Stanley Finance LLC

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Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

GLD Shares Daily Closing Prices January 1, 2014 to September 30, 2019

This document relates only to the Buffered PLUS offered hereby and does not relate to the GLD Shares.  We have derived all disclosures contained in this document regarding the Gold Trust from the publicly available documents described above.  In connection with the offering of the Buffered PLUS, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Gold Trust.  Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Gold Trust is accurate or complete.  Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the GLD Shares (and therefore the price of the GLD Shares at the time we price the Buffered PLUS) have been publicly disclosed.  Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Gold Trust could affect the value received with respect to the Buffered PLUS and therefore the value of the Buffered PLUS.

Neither we nor any of our affiliates makes any representation to you as to the performance of the GLD Shares.

We and/or our affiliates may presently or from time to time engage in business with the Gold Trust.  In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Gold Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you.  In addition, one or more of our affiliates may publish research reports with respect to the GLD Shares.  The statements in the preceding two sentences are not intended to affect the rights of investors in the Buffered PLUS under the securities laws.  As a prospective purchaser of the Buffered PLUS, you should undertake an independent investigation of the Gold Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the GLD Shares.

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Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

iShares® Silver Trust Overview

The iShares® Silver Trust (the “Silver Trust”) is an investment trust sponsored by iShares® Delaware Trust Sponsor LLC , which seeks to provide investment results that reflect the performance of the price of silver, less the iShares® Silver Trust’s expenses and liabilities. The assets of the iShares® Silver Trust consists primarily of silver held by a custodian on behalf of the iShares® Silver Trust. Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by the iShares® Silver Trust pursuant to the Securities Act of 1933 can be located by reference to Commission file number 333-61001 through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the iShares® Silver Trust is accurate or complete.

All information contained in this document regarding the iShares® Silver Trust (the “Silver Trust”), has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, iShares® Delaware Trust Sponsor LLC, a subsidiary of BlackRock, Inc., the sponsor of the Silver Trust. The Bank of New York Mellon is the trustee of the Silver Trust, and JPMorgan Chase Bank, N.A. is the custodian of the Silver Trust. Shares of the Silver Trust trades under the ticker symbol “SLV” on NYSE Arca, Inc.

The Silver Trust seeks to reflect generally the performance of the price of silver, less the Silver Trust’s expenses and liabilities. The assets of the Silver Trust consist primarily of silver held by a custodian on behalf of the Silver Trust. The Silver Trust issues shares in exchange for deposits of silver and distributes silver in connection with the redemption of shares. The shares of the Silver Trust are intended to constitute a simple and cost-effective means of making an investment similar to an investment in silver.

The Silver Trust does not engage in any activity designed to derive a profit from changes in the price of silver. The Silver Trust’s only ordinary recurring expense is expected to be the sponsor’s fee, which accrues daily at an annualized rate equal to 0.50% of the net asset value of the Silver Trust and is payable monthly in arrears. The trustee of the Silver Trust will, when directed by the sponsor of the Silver Trust, and, in the absence of such direction, may in its discretion, sell silver in such quantity and at such times as may be necessary to permit payment of the Silver Trust sponsor’s fee and of Silver Trust expenses or liabilities not assumed by the sponsor. As a result of the recurring sales of silver necessary to pay the Silver Trust sponsor’s fee and the Silver Trust expenses or liabilities not assumed by the Silver Trust sponsor, the net asset value of the Silver Trust will decrease over the life of the Silver Trust.

Information as of market close on September 30, 2019:

Bloomberg Ticker Symbol:	SLV UP
Current Share Price:	$15.92
52 Weeks Ago:	$13.62
52 Week High (on 9/4/2019):	$18.34
52 Week Low (on 11/13/2018):	$13.15

The following table sets forth the published high and low closing prices, as well as the end-of-quarter closing prices, of the SLV Shares for each quarter from January 1, 2014 through September 30, 2019. The closing price of the SLV Shares on September 30, 2019 was $15.92. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The SLV Shares have at times experienced periods of high volatility, and you should not take the historical values of the SLV Shares as an indication of future performance.

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Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

iShares® Silver Trust (CUSIP: 46428Q109)	High ($)	Low ($)	Period End ($)
2014
First Quarter	21.18	18.45	19.04
Second Quarter	20.25	18.02	20.25
Third Quarter	20.57	16.35	16.35
Fourth Quarter	16.81	14.66	15.06
2015
First Quarter	17.61	14.84	15.93
Second Quarter	16.89	15.03	15.03
Third Quarter	14.99	13.56	13.87
Fourth Quarter	15.42	13.06	13.19
2016
First Quarter	15.16	13.17	14.68
Second Quarter	17.87	14.20	17.87
Third Quarter	19.60	17.62	18.20
Fourth Quarter	17.87	14.91	15.11
2017
First Quarter	17.44	15.44	17.25
Second Quarter	17.53	15.30	15.71
Third Quarter	17.10	14.73	15.74
Fourth Quarter	16.41	14.85	15.99
2018
First Quarter	16.56	15.28	15.41
Second Quarter	16.26	15.07	15.15
Third Quarter	15.17	13.23	13.73
Fourth Quarter	14.52	13.15	14.52
2019
First Quarter	15.07	14.07	14.18
Second Quarter	14.46	13.46	14.33
Third Quarter (through September 30, 2019)	18.34	14.05	15.92

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Morgan Stanley Finance LLC

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Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

SLV Shares Daily Closing Prices January 1, 2014 to September 30, 2019

This document relates only to the Buffered PLUS offered hereby and does not relate to the SLV Shares.  We have derived all disclosures contained in this document regarding the Silver Trust from the publicly available documents described above.  In connection with the offering of the Buffered PLUS, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Silver Trust.  Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Silver Trust is accurate or complete.  Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the SLV Shares (and therefore the price of the SLV Shares at the time we price the Buffered PLUS) have been publicly disclosed.  Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Silver Trust could affect the value received with respect to the Buffered PLUS and therefore the value of the Buffered PLUS.

Neither we nor any of our affiliates makes any representation to you as to the performance of the SLV Shares.

We and/or our affiliates may presently or from time to time engage in business with the Silver Trust.  In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Silver Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you.  In addition, one or more of our affiliates may publish research reports with respect to the SLV Shares.  The statements in the preceding two sentences are not intended to affect the rights of investors in the Buffered PLUS under the securities laws.  As a prospective purchaser of the Buffered PLUS, you should undertake an independent investigation of the Silver Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the SLV Shares.

October 2019	Page 18

Morgan Stanley Finance LLC

Buffered PLUS Based on the Value of Worst Performing of the SPDR® Gold Trust and the iShares® Silver Trust due November 4, 2021

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Additional Terms of the Buffered PLUS

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying prospectus supplement or prospectus, the terms described herein shall control.
Underlying commodity:	With respect to the SPDR® Gold Trust, gold. With respect to the iShares® Silver Trust, silver.
Interest:	None
Denominations:	$1,000 per Buffered PLUS and integral multiples thereof
Postponement of maturity date:	If the scheduled valuation date is not a trading day with respect to either of the underlying commodity shares or if a market disruption event occurs with respect to either of the underlying commodity shares on that day so that the valuation date is postponed and falls less than two business days prior to the scheduled maturity date, the maturity date of the Buffered PLUS will be postponed to the second business day following the latest valuation date as postponed with respect to either of the underlying commodity shares.
Postponement of valuation date:	If a market disruption event occurs on the scheduled valuation date with respect to either of the underlying commodity shares, the share closing price for such underlying commodity shares for the valuation date will be the share closing price on the next trading day on which no market disruption event occurs; provided that the share closing price for such underlying commodity shares for the valuation date will not be determined on a date later than the fifth scheduled trading day following the valuation date and if such date is not a trading day or if there is a market disruption event with respect to such underlying commodity shares on such date, the calculation agent will determine the share closing price for such underlying commodity shares for the valuation date as the arithmetic mean of the bid prices for such underlying commodity shares for such date obtained from as many recognized dealers in such underlying commodity shares, but not exceeding three, as will make such bid prices available to the calculation agent. Bids of MS & Co. or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. If no bid prices are provided from any third-party dealers, the share closing price will be determined by the calculation agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant.
Share closing price:

With respect to each of the underlying commodity shares, the share closing price on any trading day means:

(i)         if the underlying commodity shares (or any such other security) are listed on a national securities exchange (other than the Nasdaq), the last reported sale price, regular way, of the principal trading session on such day on the principal national securities exchange registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on which the underlying commodity ETF shares (or any such other security) are listed,

(ii)         if the underlying commodity shares (or any such other security) are securities of Nasdaq, the official closing price published by Nasdaq on such day, or

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(iii)       if the underlying commodity shares (or any such other security) are not listed on any national securities exchange but are included in the OTC Bulletin Board Service (the “OTC Bulletin Board”) operated by the Financial Industry Regulatory Authority, Inc. (“FINRA”), the last reported sale price of the principal trading session on the OTC Bulletin Board on such day.

If the underlying commodity shares (or any such other security) are listed on any national securities exchange but the last reported sale price or the official closing price published by Nasdaq, as applicable, is not available pursuant to the preceding sentence, then the share closing price for one underlying commodity share (or one unit of any such other security) on any trading day will mean the last reported sale price of the principal trading session on the over-the-counter market as reported on Nasdaq or the OTC Bulletin Board on such day. If a market disruption event (as defined below) occurs with respect to the underlying commodity shares (or any such other security) or the last reported sale price or the official closing price published by Nasdaq, as applicable, for the underlying commodity shares (or any such other security) is not available pursuant to either of the two preceding sentences, then the share closing price for any trading day will be the mean, as determined by the calculation agent, of the bid prices for the underlying commodity shares (or any such other security) for such trading day obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent. Bids of MS & Co. and its successors or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. If no bid prices are provided from any third party dealers, the share closing price will be determined by the calculation agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant. The term “OTC Bulletin Board Service” will include any successor service thereto. See “Discontinuance of either of the underlying commodity shares; alteration of method of calculation” below.

Closing price:	For any date, the closing price of one share of the relevant underlying commodity shares times the adjustment factor on such date.
Business day:	Any day other than a Saturday or Sunday which is neither a legal holiday nor a day on which banking institutions are required or authorized by law or regulation to close in New York, New York or the city and state of our principal place of business or a day on which transactions in U.S. dollars are not conducted.
Trading day:	Trading day means, in respect of each of the underlying commodity shares, a day, as determined by the calculation agent, on which NYSE Arca (or if NYSE Arca is no longer the principal exchange or trading market for the underlying commodity shares, such exchange or principal trading market for the underlying commodity shares that serves as the price-source for the underlying commodity shares) is open for trading during its regular trading session, notwithstanding such exchange or principal trading market closing prior to its scheduled closing time.
Trustee:	The Bank of New York Mellon
Calculation agent:

MS & Co.

All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us.

All calculations with respect to the payment at maturity will be made by the calculation agent and will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar

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amounts related to determination of the amount of cash payable per Buffered PLUS will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate number of Buffered PLUS will be rounded to the nearest cent, with one-half cent rounded upward.
Market disruption event:

With respect to each of the underlying commodity shares, market disruption event means:

(i)       the occurrence of existence of any of:

a.   a suspension, absence or material limitation of trading of the underlying commodity shares on the primary market for the underlying commodity shares for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market; or a breakdown or failure in the price and trade reporting systems of the primary market for the underlying commodity shares as a result of which the reported trading prices for the underlying commodity shares during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or the suspension, absence or material limitation of trading on the primary market for trading in futures or options contracts related to the underlying commodity shares, if available, during the one-half hour period preceding the close of the principal trading session in the applicable market; or

b.   a suspension, material limitation or absence of trading on any major U.S. securities market for trading in futures or options contracts related to the underlying commodity shares for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such market, in each case as determined by the calculation agent in its sole discretion, and

(ii)        a determination by the calculation agent in its sole discretion that any event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the securities.

For the purpose of determining whether a market disruption event in respect of the underlying commodity shares has occurred: (1) a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the market, (2) a decision to permanently discontinue trading in the underlying commodity shares or in the relevant futures or options contract will not constitute a market disruption event, (3) a suspension of trading in futures or options contracts on the underlying commodity shares by the primary securities market trading in such contracts by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or (c) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in futures or options contracts related to the underlying commodity shares and (4) a “suspension, absence or material limitation of trading” on the primary market on which futures or options contracts related to the underlying commodity shares are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

Discontinuance of either of the	If trading in either of the underlying commodity shares on every applicable national

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underlying commodity shares; alteration of method of calculation:	securities exchange is permanently discontinued or the underlying commodity shares are liquidated or otherwise terminated (a “discontinuance or liquidation event”), the Buffered PLUS will be deemed accelerated to the fifth business day following the date notice of such liquidation event is provided to holders of the underlying commodity shares under the terms of the relevant underlying commodity shares (the date of such notice, the “liquidation announcement date” and the fifth business day following the liquidation announcement date, the “acceleration date”), and the payment to you on the acceleration date will be equal to the fair market value of the Buffered PLUS on the trading day immediately following the liquidation announcement date as determined by the calculation agent in its sole discretion based on its internal models, which will take into account the reasonable costs incurred by us or any of our affiliates in unwinding any related hedging arrangements.
Issuer notice to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the valuation date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the Buffered PLUS by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile, confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the Buffered PLUS in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the actual valuation date.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee and to the depositary of the amount of cash to be delivered with respect to each stated principal amount of the Buffered PLUS, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the Buffered PLUS to the trustee for delivery to the depositary, as holder of the Buffered PLUS, on the maturity date.

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Additional Information About the Buffered PLUS

Additional Information:
Minimum ticketing size:	$1,000 / 1 Buffered PLUS
Tax considerations:

Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the Buffered PLUS due to the lack of governing authority, in the opinion of our counsel, Davis Polk & Wardwell LLP, under current law, and based on current market conditions, a Buffered PLUS should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. However, because our counsel’s opinion is based in part on market conditions as of the date of this document, it is subject to the confirmation on the pricing date.

Assuming this treatment of the Buffered PLUS is respected and subject to the discussion in “United States Federal Taxation” in the accompanying prospectus supplement for PLUS, the following U.S. federal income tax consequences should result based on current law:

▪  A U.S. Holder should not be required to recognize taxable income over the term of the Buffered PLUS prior to settlement, other than pursuant to a sale or exchange.

▪  Upon sale, exchange or settlement of the Buffered PLUS, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the Buffered PLUS. Subject to the discussion below concerning the potential application of the “constructive ownership” rule, such gain or loss should be long-term capital gain or loss if the investor has held the Buffered PLUS for more than one year, and short-term capital gain or loss otherwise.

Because the Buffered PLUS are linked to shares of exchange-traded funds, although the matter is not clear, there is a substantial risk that an investment in the Buffered PLUS will be treated as a “constructive ownership transaction” under Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”). If this treatment applies, all or a portion of any long-term capital gain of the U.S. Holder in respect of the Buffered PLUS could be recharacterized as ordinary income (in which case an interest charge will be imposed). As a result of certain features of the Buffered PLUS, including the leveraged upside payment and the fact that the Buffered PLUS are linked to more than one exchange traded fund, it is unclear how to calculate the amount of gain that would be recharacterized if an investment in the Buffered PLUS were treated as a constructive ownership transaction. Due to the lack of governing authority, our counsel is unable to opine as to whether or how Section 1260 of the Code applies to the Buffered PLUS. U.S. investors should read the section entitled “United States Federal Taxation—Tax Consequences to U.S. Holders—Possible Application of Section 1260 of the Code” in the accompanying prospectus supplement for PLUS for additional information and consult their tax advisers regarding the potential application of the “constructive ownership” rule.

In 2007, the U.S. Treasury Department and the Internal Revenue Service (the “IRS”) released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, as discussed above. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations

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or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Buffered PLUS, possibly with retroactive effect.

In addition, Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2021 that do not have a delta of one with respect to any Underlying Security. Based on the terms of the Buffered PLUS and current market conditions, we expect that the Buffered PLUS will not have a delta one with respect to any Underlying Security on the pricing date. However, we will provide an updated determination in the final pricing supplement. Assuming that the Buffered PLUS do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the Buffered PLUS should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the Buffered PLUS.

Both U.S. and non-U.S. investors considering an investment in the Buffered PLUS should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying prospectus supplement for PLUS and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the Buffered PLUS, including possible alternative treatments, the potential application of the constructive ownership rule, the issues presented by the aforementioned notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying prospectus supplement for PLUS, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the Buffered PLUS.

Use of proceeds and hedging:

The proceeds from the sale of the Buffered PLUS will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per Buffered PLUS issued, because, when we enter into hedging transactions in order to meet our obligations under the Buffered PLUS, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the Buffered PLUS borne by you and described on page 2 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the Buffered PLUS.

On or prior to the pricing date, we will hedge our anticipated exposure in connection with the Buffered PLUS by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to take positions in underlying commodity shares, futures and/or options contracts on the underlying commodity shares, or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could

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potentially increase the value of one or both of the underlying commodity shares on the pricing date, and therefore could increase the price at or above which such underlying commodity shares must close on the valuation date so that investors do not suffer a loss on their initial investment in the Buffered PLUS (depending also on the performance of the other underlying commodity shares). In addition, through our affiliates, we are likely to modify our hedge position throughout the term of the Buffered PLUS, including on the valuation date, by purchasing and selling the stocks constituting the underlying commodity shares, futures or options contracts on the underlying commodity shares or its component stocks listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities. As a result, these entities may be unwinding or adjusting hedge positions during the term of the Buffered PLUS, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. We cannot give any assurance that our hedging activities will not affect the value of either of the underlying commodity shares, and, therefore, adversely affect the value of the Buffered PLUS or the payment you will receive at maturity (depending also on the performance of the other underlying commodity shares). For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying prospectus supplement for PLUS.
Benefit plan investor considerations:

Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the Buffered PLUS. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our affiliates, including MS & Co., may each be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (such accounts and plans, together with other plans, accounts and arrangements subject to Section 4975 of the Code, also “Plans”). ERISA Section 406 and Section 4975 of the Code generally prohibit transactions between Plans and parties in interest or disqualified persons. Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the Buffered PLUS are acquired by or with the assets of a Plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest, unless the Buffered PLUS are acquired pursuant to an exemption from the “prohibited transaction” rules. A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the Buffered PLUS. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide an exemption for the purchase and sale of securities and the related lending transactions, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than “adequate

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consideration” in connection with the transaction (the so-called “service provider” exemption). There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving the Buffered PLUS.

Because we may be considered a party in interest with respect to many Plans, the Buffered PLUS may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the Buffered PLUS will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the Buffered PLUS that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such Buffered PLUS on behalf of or with “plan assets” of any Plan or with any assets of a governmental, non-U.S. or church plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (b) its purchase, holding and disposition of these Buffered PLUS will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or violate any Similar Law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the Buffered PLUS on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief.

The Buffered PLUS are contractual financial instruments. The financial exposure provided by the Buffered PLUS is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the Buffered PLUS. The Buffered PLUS have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the Buffered PLUS.

Each purchaser or holder of any Buffered PLUS acknowledges and agrees that:

(i)   the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the Buffered PLUS, (B) the purchaser or holder’s investment in the Buffered PLUS, or (C) the exercise of or failure to exercise any rights we have under or with respect to the Buffered PLUS;

(ii)  we and our affiliates have acted and will act solely for our own account in connection with (A) all transactions relating to the Buffered PLUS and (B) all hedging transactions in connection with our obligations under the Buffered PLUS;

(iii)  any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv)  our interests are adverse to the interests of the purchaser or holder; and

(v)   neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Each purchaser and holder of the Buffered PLUS has exclusive responsibility for ensuring that its purchase, holding and disposition of the Buffered PLUS do not violate the prohibited transaction rules of ERISA or the Code or any Similar Law. The sale of any Buffered PLUS to any Plan or plan subject to Similar Law is in no respect a

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representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan. In this regard, neither this discussion nor anything provided in this document is or is intended to be investment advice directed at any potential Plan purchaser or at Plan purchasers generally and such purchasers of these Buffered PLUS should consult and rely on their own counsel and advisers as to whether an investment in these Buffered PLUS is suitable.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the Buffered PLUS if the account, plan or annuity is for the benefit of an employee of Morgan Stanley or Morgan Stanley Wealth Management or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of the Buffered PLUS by the account, plan or annuity.

Additional considerations:	Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the Buffered PLUS, either directly or indirectly.
Supplemental information regarding plan of distribution; conflicts of interest:

MS & Co. expects to sell all of the Buffered PLUS that it purchases from us to an unaffiliated dealer at a price of $ per Buffered PLUS, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per Buffered PLUS. MS & Co. will not receive a sales commission with respect to the Buffered PLUS.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the Buffered PLUS. When MS & Co. prices this offering of Buffered PLUS, it will determine the economic terms of the Buffered PLUS, including the leverage factor, such that for each Buffered PLUS the estimated value on the pricing date will be no lower than the minimum level described in “Investment Summary” on page 2.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying prospectus supplement for PLUS.

Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the prospectus supplement for PLUS) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the prospectus supplement for PLUS and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, Morgan Stanley or MSFL will arrange to send you the prospectus supplement for PLUS and prospectus if you so request by calling toll-free 800-584-6837.

You may access these documents on the SEC web site at.www.sec.gov.as follows:

Prospectus Supplement for PLUS dated November 16, 2017

Prospectus dated November 16, 2017

Terms used but not defined in this document are defined in the prospectus supplement

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for PLUS or in the prospectus. “Performance Leveraged Upside SecuritiesSM” and “PLUSSM” are our service marks.

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